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                                                                    Exhibit 21.1


                             eLOYALTY SUBSIDIARIES



       Name of Company                             Jurisdiction of Incorporation
       ---------------                             -----------------------------
eLoyalty Europe Holding Corporation                        Delaware
eLoyalty International Holding, Inc.                       Illinois
Geising International, Ltd.                                New York
eLoyalty (Netherlands) B.V.                                Netherlands
eLoyalty (Canada) Corporation                              Canada
eLoyalty de Venezuela, C.A.                                Venezuela
eLoyalty de Mexico, S. de R.L. de C.V.                     Mexico
eLoyalty Do Brasil Ltda.                                   Brazil
eLoyalty (Switzerland) Ltd.                                Switzerland
eLoyalty (Deutschland) GmbH                                Germany
eLoyalty (UK) Limited                                      England & Wales
eLoyalty (France) S.A.R.L.                                 France
eLoyalty Corporation (Australia) Pty. Ltd.                 Australia